EXECUTION COPY	Exhibit 10.145

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), dated as of this _____ day of July, 2008, is made by and between VYTERIS, INC. (the "Borrower"), and FERRING PHARMACEUTICALS, INC. (the "Holder").

Recitals

1.           The Borrower desires that the Holder make a loan to the Borrower (the “Loan”) in the principal amount of $2,500,000.00, and it is beneficial to the Borrower that the Loan be made.

2.           The Loan will be evidenced by a certain Secured Note, of even date herewith (the “Note” or “Secured Note”) executed by Borrower in favor of the Holder .

3.           In order to induce the Holder to make the Loan and for other good and valuable consideration, receipt of which is acknowledged, and as security for the performance by the Borrower of the Obligations (as hereinafter defined), the Borrower, has agreed to grant to the Holder, for the benefit of the Holder, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Borrower and the Holder, intending to be legally bound, hereby agree as follows:

1.           Definitions.

(a)           "Collateral" shall mean the Borrower's equipment more fully described on Exhibit "A" attached hereto and made a part hereof (the "Equipment"); all goods and general intangibles relating to, arising from or embedded in the Equipment, all cash and non-cash proceeds (including insurance proceeds) of the Equipment, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.

(b)           “Obligations" shall mean all obligations of the Borrower the Holder under the Note (whether for principal, interest or otherwise, and including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); and any amendments, extensions, renewals  and increases of or to any of the foregoing, and all costs and expenses of the Holder incurred in the modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

(c)           "UCC" means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State whose law governs pursuant to the Section of this Agreement entitled "Governing Law and Jurisdiction."  Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC. To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the UCC, such modified definition will apply automatically as of the date of such amendment, modification or revision.

2.           Grant of Security Interest.   To secure the Obligations, the Borrower, as debtor, hereby assigns and grants to the Holder, as secured party, a continuing first priority lien on and security interest in the Collateral.

3.           Change in Name or Locations.   The Borrower hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit "A" hereto and made part hereof (other than transport to its headquarters in Fair Lawn New Jersey), or if the Borrower changes its name, its type of organization, its state of organization or its chief executive office or establishes a name under which it may do business that is not listed as a tradename on Exhibit "A" hereto, the Borrower will immediately notify the Holder in writing of the additions or changes.

4.           Representations and Warranties.   The Borrower represents, warrants and covenants to the Holder that: (a) all information, including its type of organization, jurisdiction of organization and chief executive office, are as set forth on Exhibit "A" hereto and are true and correct on the date hereof; (b) the Borrower has paid to the manufacturer(s) and all supplier(s) of the Collateral the entire purchase payable therefor, and no amounts remain to be paid to any such manufacturer or supplier for or in connection with the acquisition by the Borrower of the Collateral; (c) as of date hereof, the Collateral is located at the location listed on Exhibit “A” hereto; (d) the Borrower has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of the Holder created by this Agreement; and any liens or security interests of Spencer Trask Specialty Group, LLC and/or its affiliates (the “Subordinate Lienholders”), which are subject, junior and subordinate to the lien and security interest granted to the Holder hereunder pursuant to a Subordination Agreement dated as of the date hereof among the Subordinate Lienholders and the Holder; (e) except as herein provided, the Borrower will not hereafter without the Holder's prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to the Holder; (f) the Borrower will defend the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein; (g) the Holder's security interest in the Collateral constitutes and will continue to constitute a first priority security interest in favor of the Holder and (h) each of this Agreement and the other Loan Documents (as defined in the Note) has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally.

5.           Personal Property.  The Collateral shall remain personal property at all times. The Borrower shall not affix any of the Collateral to real property in any manner which would change its nature from that of personal property to real property or to a fixture.

6.           Borrower's Covenants.   The Borrower covenants that it shall:

(a)           from time to time and at all reasonable times allow the Holder, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, wherever located.  The Borrower shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Holder may reasonably require to vest in and assure to the Holder its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees.  The Borrower agrees that the Holder has full power and authority to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or that of the Borrower at any time upon an Event of Default;

(b)           keep the Collateral in good order and repair at all times and immediately notify the Holder of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

(c)           only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations;

(d)           no later than October 31, 2008, cause the Collateral to be transported from its current location in Germany to the Borrower’s facility in Fair Lawn, New Jersey (or another location within the U.S. acceptable to both Holder and Borrower) (the “Borrower’s Facility”), and immediately notify the Holder in writing upon the arrival of the Collateral at the Borrower’s Facility;

(e)           have and maintain public liability and property damage insurance at all times with respect to all Collateral against such risks, including fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone and, for the period that the Collateral is being transported to the Borrower’s Facility, risks of loss during transportation) as the Holder may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to the Holder in its sole discretion.  Each such casualty insurance policy shall contain a standard Lender's Loss Payable Clause issued in favor of the Holder under which all losses thereunder shall be paid to the Holder as the Holder's interests may appear.  Each public liability policy shall name the Holder as an additional insured.  Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to the Holder and shall insure the Holder notwithstanding the act or neglect of the Borrower.  Upon the Holder's demand, the Borrower shall furnish the Holder with duplicate original policies of insurance or such other evidence of insurance as the Holder may require.  In the event of failure to provide insurance as herein provided, the Holder may, at its option, obtain such insurance and the Borrower shall pay to the Holder, on demand, the cost thereof.  Proceeds of insurance may be applied by the Holder to reduce the Obligations or to repair or replace Collateral, all in the Holder's sole discretion; and

(f)           [Provisions relative to warranty including obligation of Borrower to obtain, if available, together with the consent of the manufacturer to the transfer thereof to Holder from and after the occurrence of an Event of Default.]

7.           Negative Pledge; No Transfer.  The Borrower will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral (except for the existing subordinate security interest in favor of the Subordinate Lienholders), will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

8.           Further Assurances.  By its signature hereon, the Borrower hereby irrevocably authorizes the Holder to execute (on behalf of the Borrower) and file against the Borrower one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Holder in all jurisdictions in which such filing is deemed by the Holder to be necessary or desirable in order to perfect, preserve and protect its security interests.  If required by the Holder, the Borrower will execute all documentation necessary for the Holder to obtain and maintain perfection of its security interests in the Collateral.

9.           Events of Default; Remedies.  Upon the occurrence of any Event of Default (as defined in the Note) and at any time thereafter, the Holder may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Holder's remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Borrower's premises and take possession of the Collateral without prior notice to the Borrower or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Borrower's premises, and (d) require the Borrower to assemble the Collateral and make it available to the Holder at a place designated by the Holder.  The Holder will give the Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of commercially reasonable notice shall be met if such notice is sent to the Borrower at least five (5) days before the time of the intended sale or disposition.  Expenses of retaking, holding, preparing for disposition, disposing or the like shall include the Holder's reasonable attorneys' fees and legal expenses, incurred or expended by the Holder to enforce any payment due it under this Agreement either as against the Borrower, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder.  The Borrower waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

10.           Power of Attorney.  The Borrower does hereby make, constitute and appoint any officer or agent of the Holder as the Borrower's true and lawful attorney-in-fact, with power to (a) endorse the name of the Borrower or any of the Borrower's officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Holder's possession in full or part payment of any Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for the Borrower, such documentation required by the UCC, or supplemental intellectual property security agreements; granting to the Borrower's said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Borrower might or could do.  The Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest, and is irrevocable.

11.           Payment of Expenses.  At its option, the Holder may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Holder to be necessary. The Borrower will reimburse the Holder on demand for any payment so made or any expense incurred by the Holder pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Holder.

12.           Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing and will be effective upon receipt.  Notices  may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party's address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

13.           Preservation of Rights.  No delay or omission on the Holder's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Holder's action or inaction impair any such right or power.  The Holder's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Holder may have under other agreements, at law or in equity.

14.           Illegality.  If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

15.           Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

16.           Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

17.           Counterparts.  This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

18.           Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Borrower and the Holder and their respective successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Holder's prior written consent and the Holder at any time may assign this Agreement in whole or in part.

19.           Interpretation.  In this Agreement, unless the Holder and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

20.           Governing Law and Jurisdiction.  This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, except that the laws of the State (if different from the State where such office of the Holder is located) shall govern the creation, perfection and foreclosure of the liens created hereunder on such property or any interest therein.  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the City of Newark, State of New Jersey; provided that nothing contained in this Agreement will prevent the Holder from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction.  The Holder and the Borrower agree that the venue provided above is the most convenient forum for both the Holder and the Borrower.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

21.           WAIVER OF JURY TRIAL.  EACH OF THE BORROWER AND THE HOLDER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE BORROWER AND THE HOLDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

22.           Termination; Release.  When the Obligations have been indefeasibly paid and performed in full, this Agreement shall terminate, and the Holder, at the request and sole expense of the Borrower, will deliver to the Borrower releases and satisfactions of all financing statements, notices of assignment and other registrations of security.

The Borrower acknowledges that it has read and understood all the provisions of this Agreement,

including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

ATTEST:	VYTERIS, INC.

____________________________________	By:	/s/Donald Farley
Name:			(SEAL)
Name: Donald Farley
Title: Chairman

FERRING PHARMACEUTICALS, INC.

____________________________________	By:	/s/ Wayne C. Anderson
Name:			(SEAL)
Name: Wayne C. Anderson
Title: President and CEO

EXHIBIT "A"
TO SECURITY AGREEMENT

[TO BE COMPLETED BY THE BORROWER]

1.	Description of Equipment: PMK-300 Machine

2.	The Borrower's form of organization (i.e., corporation, partnership, limited liability company): Corporation

3.	The Borrower's State of organization, if a registered organization (i.e., corporation, limited partnership or limited liability company): NV

4.	Address of the Borrower's chief executive office, including the County: 13-01 Pollitt Drive, Fair Lawn, Bergen County, NJ 07410

5.	The Borrower's EIN: 84-1394211

6.	The Borrower's organizational ID# (if any exists): None.

7.	Address for books and records, if different: None.

8.	Address of Equipment location as of date of this Agreement: Helmholtzstrabe 4, D-71571 Allmersbach i.T., Germany.

9.
Address of location of the Borrower’s facility in Fair Lawn, NJ, including County and name and address of landlord or owner if location is not owned by the Borrower: 13-01 Pollitt Drive, Fair Lawn, Bergen County, NJ 07410.  Landlord is Lincoln Fair Lawn Associates, with offices c/o Marcus Associates Property Management, Inc., 90 Main Street, Suite 301, Hackensack, NJ 07601

10.	Other names or tradenames now or formerly used by the Borrower: Vyteris Holdings (Nevada), Inc.

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